SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of report
                        (Date of earliest event reported)
                                January 25, 2002

                        IMAGING TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                   0-12641                        33-0021693
(State of Incorporation)   (Commission File Number)           (I.R.S. Employer
                                                             Identification No.)


                             15175 Innovation Drive
                           San Diego, California 92128
                    (Address of Principal Executive Offices)

                                 (858) 613-1300
              (Registrant's telephone number, including area code):

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OF ASSETS

(a) On November 12, 2001, Imaging Technologies Corporation ("ITEC" or the "Company") acquired all of the outstanding shares of SourceOne, Inc. ("SourceOne") from Neotactix, Inc. for $750,000. ITEC paid $250,000 in cash at Closing. $200,000 of these funds were provided by outside investors in the form of a promissory note convertible into shares of ITEC common stock, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted. The balance is payable in cash or stock on a quarterly payment schedule beginning in April 2002. The Company has agreed to register all shares subsequent to filing of audited financial statements related to the acquisition on Form 8-K within 60 days of this filing.

        The purchase price was determined through analysis of SourceOne's recent, unaudited financial performance. SourceOne, through September 30, 2001, had losses of approximately $220 thousand on 6-month revenues of approximately $25 million. The total purchase price was arrived at through negotiations. The assets of SourceOne consist of cash, accounts receivable, and pre-paid insurance premiums.

        SourceOne is a professional employer organization ("PEO") that provides comprehensive personnel management services, including benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, and employer liability management.

        On November 13, 2001, the registrant issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Audited Financial Statements of SourceOne Group, LLC.

          INDEX


                                                             PAGE

         INDEPENDENT AUDITORS' REPORT                           3
         BALANCE SHEET                                          4
         STATEMENTS OF OPERATIONS                               5
         STATEMENT OF MEMBERS DEFICIT                           6
         STATEMENT OF CASH FLOWS                                7
         NOTES TO FINANCIAL STATEMENTS                       8-10

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
 SOURCE ONE GROUP, LLC

We have audited the accompanying consolidated balance sheet of SOURCE ONE GROUP, LLC and Subsidiary as of October 31, 2001, and the related consolidated statements of operations, members' deficit and cash flows for the initial period from February 1, 2001 (inception) to October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SOURCE ONE GROUP, LLC and Subsidiary as of October 31, 2001, and the consolidated results of its operations and its cash flows for the initial period from February 1, 2001 (inception) to October 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discusses in Note 9 to the financial statements, the Company has suffered recurring losses from operations and has a deficit in working capital. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. These financial statement do not include any adjustments that might result from the outcome of this uncertainty.



                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   Certified Public Accountants

New York, New York
January 23, 2002

                              SOURCE ONE GROUP, LLC
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 2001



        ASSETS

Current assets
   Cash and cash equivalents                                          $ 215,114
   Accounts receivable
      Trade                                                              47,869
      Unbilled                                                        1,114,120
   Prepaid expenses                                                       9,792
                                                                      ---------

      Total current assets                                            1,386,895

   Property and equipment, net                                           20,730

   Other assets                                                         196,577
                                                                      ---------

      Total assets                                                  $ 1,604,202
                                                                      =========

       LIABILITIES AND MEMBERS' DEFICIT

Current liabilities
   Accounts payable                                                   $  98,952
   Payroll taxes and other payroll deductions payable                   347,459
   Accrued worksite employee payroll expense                          1,031,378
   Notes payable - related parties                                      200,000
   Other accrued liabilities                                            212,845
                                                                      ---------
      Total current liabilities                                       1,890,634

Members' deficit                                                       (286,432)
                                                                      ---------

      TOTAL LIABILITIES AND MEMBERS'DEFICIT                         $ 1,604,202
                                                                      =========

    The accompanying notes are an integral part of the financial statements.

                              SOURCE ONE GROUP, LLC
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                FEBRUARY 1, 2001 (INCEPTION) TO OCTOBER 31, 2001



Revenue                                                          $   29,973,706
                                                                   ------------

Direct costs
   Salaries and wages of worksite employees                          25,818,651
   Benefits and payroll taxes                                         3,566,753
                                                                   ------------
                                                                     29,385,404

Gross profit                                                            588,302
                                                                   ------------

Operating expenses
   Salaries, wage and payroll taxes                                     479,550
   General and administrative expenses                                  306,413
   Commissions                                                           83,004
   Depreciation                                                           5,005
                                                                   ------------
                                                                        873,972

Loss from operations                                                   (285,670)

Interest expense, net                                                     9,704
                                                                   ------------

Net loss                                                       $       (295,374)
                                                                   =============

    The accompanying notes are an integral part of the financial statements.

                              SOURCE ONE GROUP, LLC
                          (A Development Stage Company)
                   CONSOLIDATED STATEMENT OF MEMBERS' DEFICIT
                FEBRUARY 1, 2001 (INCEPTION) TO OCTOBER 31, 2001

                                                            $         -
Balance, February 1, 2001

Member contributions                                              8,942

Net loss                                                       (295,374)
                                                            ------------

Balance, October 31, 2001                                   $  (286,432)
                                                            ===========

    The accompanying notes are an integral part of the financial statements.

                              SOURCE ONE GROUP, LLC
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                FEBRUARY 1, 2001 (INCEPTION) TO OCTOBER 31, 2001


Cash flows from operating activities:
   Net loss                                                    $   (  295,374)
   Adjustment to reconcile net loss to net cash
      provided by operating activities:
        Depreciation                                                    5,005
        Bad debt expense                                               53,069
        Non-cash interest expense                                       8,942
   Changes in operating costs and liabilities:
        Accounts receivable                                        (1,215,057)
        Prepaid expenses                                           (    9,792)
        Other assets                                               (  196,577)
        Accounts payable                                               98,952
        Payroll taxes and other payroll deductions payable            347,459
        Accrued worksite employee payroll expense                   1,031,377
        Other accrued liabilities                                     212,845
                                                                   -----------

Net cash provided by operating activities                              40,849
                                                                   -----------

Cash flows from investing activities:
   Purchase of property and equipment                              (   25,735)
                                                                   -----------
Net cash used in investing activities                              (   25,735)

Cash flows from financing activities:
   Note payable - related party                                       200,000
                                                                   -----------
Net cash provided by financing activities                             200,000

Net increase in cash and cash equivalents                             215,114

Cash and cash equivalents - February 1, 2001                                -

Cash and cash equivalents - October 31, 2001                   $      215,114
                                                                 ============

Supplemental cash flow information:
  Cash paid for:
     Interest                                                  $          762
                                                                 ============
     Income taxes                                              $            -
                                                                 ============

   The accompanying notes are an integral part of the financial statements.

                              SOURCE ONE GROUP, LLC
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business
---------------------------------

Source One Group, LLC, (the "Company), was formed under the laws of the State of Virginia on February 1, 2001. The Company is a professional employer organization (PEO) that provides a comprehensive personnel management system encompasssing a broad range of services including benefits and payroll administration, medical and workers' compensation insurance programs, personnel records management and employer liability management.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk
----------------------------

The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC and SPIC insured levels at various times during the year.

Financial instruments that could potentially subject the Company to concentration of credit risk include accounts receivable. The Company generally requires clients to pay invoices for service fees no later than one day prior to the applicable payroll date. As such, the Company generally does not require collateral.

Property and Equipment
----------------------

Property and equipment is recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis over three years.

Maintenance and repairs are expensed as incurred; additions and betterments are capitalized.

Fair Value of Financial Instruments
-----------------------------------

The carrying value of cash and cash equivalents, accounts receivable, notes receivable, accounts payable and accrued expenses and income taxes payable approximates fair value due to the relatively short maturity of these instruments.

Long-Lived Assets
-----------------

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

                              SOURCE ONE GROUP, LLC
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PEO Service Fees and Worksite Employee Payroll Costs
----------------------------------------------------

The Company's revenue consists of service fees paid by its clients under its Client Service Agreements. In consideration for payment of such service fees, the Company agrees to pay the following direct costs associated with the worksite employees: (i) salaries and wages; (ii) employment-related taxes; (iii) employee benefit plan premiums; and (iv) workers' compensation insurance premiums. The Company accounts for PEO service fees and the related direct payroll costs using the accrual method. Under the accrual method, PEO service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related PEO service fees are billed. Unbilled receivables at October 31, 2001, are net of prepayments received of $135,384.

NOTE 2 - PROPERTY AND EQUIPMENT

        Property and equipment is summarized as follows:

                                                   $    10,000
        Furniture and fixtures
        Computers and other equipment                   15,735
                                                     ---------
                                                        25,735
        Accumulated depreciation                         5,005
                                                     ---------
        Property and equipment, net                $    20,730
                                                     =========


NOTE 3 - OTHER ASSETS

Other assets consist primarily of a deposit for workers compensation insurance premiums of $184,802.

NOTE 4 - NOTES PAYABLE

As of October 31, 2001, notes payable consists of a demand note payable of $200,000 to a principal member of the LLC, unsecured and bearing no interest. Interest is imputed at 8%. As of October 31, 2001, an expense of $8,942 was accrued and recorded as additional members' contribution.

NOTE 5 - INCOME TAXES

The Company is a Limited Liability Company. As such, income or losses are taxed directly to the individual members. Since the Company has incurred losses since inception, there would be no income tax expense, on a proforma basis, if the Company had been a corporation.

NOTE 6 - EMPLOYEE SAVINGS PLAN

The Company maintains a 401(K) employee savings plan. Eligible employees may contribute up to 15% of earnings, up to the maximum permitted by law ($10,500 for 2001). Employee contributions are fully vested immediately. The Company does not match any portion of employee contributions.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company occupies its office facilities pursuant to a sublease expiring June 30, 2002. Rental expense included in the financial statements is $40,896. The future minimum rental payments is $32,000 for the eight months ended June 30, 2002.

Pursuant to its workers compensation insurance policy, the Company is liable for the first $150,000 payable under each claim. The insurance carrier requires the Company to maintain a loss reserve deposit of $500,000. At October 31, 2001, the Company has a credit of $266,328 in the reserve account and has accrued $382,625 in losses. The net accrual of $116,297 has been included in Other Accrued Liabilities.

NOTE 8 - SUBSEQUENT EVENTS

On November 11, 2001, the Company changed its name and status from SourceOne Group, LLC to SourceOne, Inc.

On November 12, 2001, Imaging Technologies Corporation (ITEC), a publicly traded company, acquired all of the outstanding shares of SourceOne, Inc. for $750,000.


NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred operating losses and has a working capital deficit at October 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to October 31. 2001, the Company was acquired by a public entity, as described in Note 8.

        (b)   Pro forma financial information.

              Following are pro forma financial statements reflecting the acquisition of SourceOne by the Company. The information is derived from the audited financial statements of the Company for the year ended June 30, 2001, unaudited financial statements for the quarter ended September 30, 2001; and the unaudited financial statements of SourceOne from inception (February 2001) through September 30, 2001.

              This pro forma information was also provided in the Company's Form 10-Q/A report for the period ended September 30, 2001, filed on December 5, 2001.

PRO FORMA CONSOLIDATED BALANCE SHEETS


in thousands                                              Sept. 30, 2001
                                                       ITEC         SourceOne     Pro forma     Pro forma
                                                    Unaudited     Unaudited (2)  Adjustments    ITEC (1)
 ASSETS
   Current assets

        Cash                                                 36             431            -           467
        Accounts receivable                                 574             234            -           808
        Inventories                                         140               -            -           140
        Prepaid expenses and other                          273             195            -           468
                                                      ---------       ---------    ---------     ---------
             Total current assets                         1,023             860            -         1,883

 Goodwill, net                                              569               -          531         1,100
 Deposits and allowances                                      -              83            -            83
 Property and equipment, net                                152              22            -           174
                                                      ---------       ---------    ---------     ---------
 Total assets                                             1,744             965         531         3,240
                                                      =========       =========    =========     =========

 LIABILITIES AND SHAREHOLDERS'
 NET CAPITAL DEFICIENCY
   Current liabilities
        Borrowings under bank notes payable               4,018               -            -         4,018
        Short term debt                                   4,606               -            -         4,606
        Accounts payable                                  5,498              30            -         5,528
        Accrued expenses                                  4,914             956            -         5,870
                                                      ---------       ---------    ---------     ---------
             Total current liabilities                   19,036             986            -        20,022

      Notes payable                                           -               -          500           500
                                                      ---------       ---------    ---------     ---------
 Total liabilities                                       19,036             986          500        20,022
                                                      ---------       ---------    ---------     ---------

      Stockholders' net capital deficiency
        Series A preferred stock                            420               -            -           420
        Common stock                                        865               -           10           875
        Common stock warrants                               541               -            -           541
        Paid-in capital                                  69,479               -            -        69,479
        Shareholder loans                                  (105)            200         (200)         (105)
        Accumulated deficit                             (88,492)           (221)         221       (88,492)
                                                       ---------       ---------    ---------     ---------
         Total shareholders' net capital deficiency     (17,292)            (21)          31       (17,282)
                                                       ---------       ---------    ---------     ---------

                                                          1,744             965          531         3,240
                                                       =========       =========    =========     =========

 (1) Adjusted to reflect the consolidated balance sheets of ITEC and SourceOne
 (2) From SourceOne Group's inception in February 2001

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


in thousands, except per share data                Three months ended
                                                   September 30, 2001        Pro forma    Pro forma
                                               ----------------------------
                                                    ITEC       SourceOne   Adjustments     ITEC (1)
                                               -------------------------------------------------------
                                                 Unaudited   Unaudited(2)
 Revenues
     Sales of products                               1,057             -             -        1,057
     Licenses and royalties                             21             -             -           21
     PEO services                                        -        13,412             -       13,412
                                                   -------       -------       -------      -------
                                                     1,078        13,412             -       14,490
                                                   -------       -------       -------      -------
 Costs and expenses
      Cost of products sold                            598            -              -          598
      Cost of PEO services                               -        13,155             -       13,155
      Selling, general and administrative            1,413           345             -        1,758
      Research and development                          72            -              -           72
                                                   -------       -------       -------      -------
                                                     2,083        13,500             -       15,583
                                                   -------       -------       -------      -------
 Loss from operations                               (1,005)          (88)            -       (1,093)
                                                   -------       -------       -------      -------
 Other income (expense)
      Interest and finance costs                      (177)            -             -         (177)
      Other                                              -             -             -            -
                                                   -------       -------       -------      -------
                                                      (177)            -             -         (177)
                                                   -------       -------       -------      -------

 Loss before income taxes                           (1,182)          (88)            -       (1,270)
 Income tax benefit (expense)                            -             -             -            -
                                                   -------       -------       -------      -------

 Net loss                                           (1,182)          (88)            -       (1,270)
 Preferred stock dividends                               -             -             -            -
                                                   -------       -------       -------      -------
 Net loss                                           (1,182)          (88)            -       (1,270)
                                                   ========      =======       =======      =======
 Earnings (loss) per common share
      Basic                                          (0.01)        (1.76)            -        (0.01)
                                                   ========      =======       =======      =======
      Diluted                                        (0.01)        (1.76)            -        (0.01)
                                                   ========      =======       =======      =======
 Weighted average of common shares                 170,984            50        10,000      180,984
                                                   ========      =======       =======      =======
 Weighted average of common shares - diluted       170,984            50        10,000      180,984
                                                   ========      =======       =======      =======

 (1) Adjusted to reflect the consolidated statements of operations of ITEC and SourceOne
 (2) From SourceOne Group's inception in February 2001

                                                               Six months
in thousands, except per share data            Year ended        ended
                                             June 30, 2001    Sept. 30,2001        Pro forma    Pro forma
                                            --------------------------------
                                                  ITEC         SourceOne    Adjustments    ITEC (1)
                                            ----------------------------------------------------------
                                                Audited      Unaudited (2)
 Revenues
     Sales of products                                2,897              -            -        2,897
     Licenses and royalties                             555              -            -          555
     PEO services                                         -         25,083            -       25,083
                                                 ----------       ---------    --------    ----------
                                                      3,452         25,083            -       28,535
                                                 ----------       ---------    --------    ----------
 Costs and expenses
      Cost of products sold                           2,742              -            -        2,742
      Cost of PEO services                                -         24,605            -       24,605
      Selling, general and administrative             8,720            694            -        9,414
      Research and development                          250              -            -          250
                                                 ----------       ---------    --------    ----------
                                                     11,712         25,299            -       37,011
                                                 ----------       ---------    --------    ----------
 Loss from operations                                (8,260)          (216)           -       (8,476)
                                                 ----------       ---------    --------    ----------
 Other income (expense)
      Interest and finance costs                     (1,628)            (1)           -       (1,629)
      Other                                               -              4            -            4
                                                     (1,628)             3            -       (1,635)
                                                 ----------       ---------    --------    ----------

 Loss before income taxes                            (9,888)          (213)           -      (10,101)
                                                 ----------       ---------    --------    ----------
 Income tax benefit (expense)                             -              -            -            -
                                                 ----------       ---------    --------    ----------

 Net loss                                            (9,888)          (213)           -      (10,101)
 Preferred stock dividends                              (21)             -            -          (21)
                                                 ----------       ---------    --------    ----------
 Net loss                                            (9,909)          (213)           -      (10,122)
                                                 ==========       =========    ========    =========
 Earnings (loss) per common share
      Basic                                           (0.08)         (4.26)           -        (0.07)
                                                 ==========       =========    ========    =========
      Diluted                                         (0.08)         (4.26)           -        (0.07)
                                                 ==========       =========    ========    =========

 Weighted average of common shares                  131,488             50       10,000      141,488
                                                 ==========       =========    ========    =========

 Weighted average of common shares
 diluted                                            131,488             50       10,000      141,488
                                                 ==========       =========    ========    =========

 (1) Adjusted to reflect the consolidated statements of operations of ITEC and SourceOne
 (2) From SourceOne Group's inception in February 2001


EXHIBITS


Exhibit Number       Description
--------------       -----------

99.1** Press release dated November 13, 2001 issued by the registrant.

99.2* Acquisition Assignment Agreement, dated November 12, 2001, between the Company and Neotactix, Inc. Incorporated by reference to Exhibit 10(b) of Form 10-Q, dated November 13, 2001.

99.3*                Acquisition  Agreement,  dated  November  12,  2001,  among
                     Neotactix, Inc., SourceOne Group, Inc., and certain stockholders of SourceOne Group, Inc. Incorporated by reference to Exhibit 10(c) of Form 10-Q, dated November 13, 2001.


*       Filed herewith.
** Filed as part of the signature page of the original filing of this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 25, 2002


IMAGING TECHNOLOGIES CORPORATION

By:    /S/  Brian Bonar

Name:  Brian Bonar
Title: Chairman, President, and Chief Executive Officer